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                                                           EXHIBIT 10(p).3

                       EXCERPT FROM MINUTES
                   PERSONNEL COMMITTEE MEETING
                    TCF FINANCIAL CORPORATION
                        JANUARY 23, 1995

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         [PROVIDE DEFERRED COMPENSATION PLAN COVERAGE TO GLBC EXECUTIVES]

     Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

          WHEREAS, this board of directors is authorized to adopt amendments to the executive deferred compensation plans and the Chairman of Great Lakes has requested an amendment to the Senior Officer Deferred Compensation Plan in order to provide deferral compensation opportunities to select executives of Great Lakes after the consummation of the merger;

          NOW, THEREFORE, IT IS HEREBY

          RESOLVED, that this Board hereby amends section 1.d of the Senior Officers Deferred Compensation Plan to add the following sentence at the end thereof: Effective on and after February 9, 1995, employees of Great Lakes Bancorp, A Federal Savings Bank ("Great Lakes") are eligible for this plan if they hold the officer position of Senior Vice President or above and are selected for eligibility in the plan by the Chairman and President of Great Lakes.



     I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of minutes of the Personnel Committee of the Corporation meeting held on January 23, 1995, and that the minutes have not been modified or rescinded as of the date hereof.

                                    /s/ Gregory J. Pulles
                                   -------------------------------------
                                   Gregory J. Pulles

(Corporate Seal)

Dated:  March 28, 1995